EXHIBIT 10.63

CONVERTIBLE SECURED PROMISSORY NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

Principal Amount: $1,300,000	Issue Date: April 27, 2020

CONVERTIBLE SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, Investview, Inc., a Nevada corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of DBR Capital, LLC, a Pennsylvania limited liability company, or its registered assigns (the “Holder”) the sum of $1,300,000 together with all accrued interest thereon as provided in this Note. The aggregate unpaid principal amount of the Note, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on April 27, 2030 (the “Maturity Date”), unless otherwise provided herein. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement dated as of April 27, 2020, pursuant to which this Note was originally issued (the “Purchase Agreement”).

ARTICLE I. BASIC TERMS

1.1 Interest Rate. The unpaid principal balance of this Note shall bear interest at the rate of twenty percent (20%) per annum (the “Interest Rate”) from the date hereof (the “Issue Date”) until the same shall be paid in full, whether at maturity or upon acceleration or by prepayment or otherwise; provided that if the Borrower fails to make two or more Interest Payments (as defined herein) when due and payable, the Borrower shall pay interest on the unpaid principal balance hereof at the rate of twenty-five percent (25%) per annum (the “Penalty Interest Rate”) from the date of the second missed Interest Payment until the aggregate unpaid principal amounts of this Note shall be paid in full, whether at maturity or upon acceleration or by prepayment or otherwise. Interest shall be computed on the basis of a 360 day year and the actual number of days elapsed. Interest shall commence accruing on the Issue Date.

1.2 Payments. Interest shall be payable monthly in arrears to the Holder on the first day of each month (each, a “Payment Date”) commencing on the first such proceeding month to occur after the Issue Date provided such date is at least 30 days after the Issue Date (each, an “Interest Payment”). For the avoidance of doubt, the first Interest Payment shall include all accrued but unpaid interest from the Issue Date to the date of such Interest Payment. All payments due hereunder shall be made in lawful money of the United States of America. All payments shall be made at such address or to such account as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.

1.3 Default Interest Rate. Upon the failure to pay any amount of principal or interest on this Note when due, this Note shall bear interest at the Interest Rate or Penalty Interest Rate, as applicable, plus five percent (5%) per annum from the due date thereof until the same is paid (“Default Interest”).

1.4 Prepayment. This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein.

1.5 Security Agreement. The Borrower’s performance of its obligations hereunder is secured by a first priority security interest in the collateral specified in that certain Security Agreement, dated as of April 27, 2020, by and among the Borrower, SafeTek, LLC, a Utah Limited Liability Company and the Holder.

ARTICLE II. CONVERSION RIGHTS

2.1 Conversion Rights.

(a) Holder Conversion Right. The Holder shall have the right from time to time, and at any time during the period beginning on the Issue Date and ending on the Maturity Date, to convert all or any part of the outstanding and unpaid principal amount and any accrued and unpaid interest of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Holder Conversion”). The number of shares of Common Stock to be issued upon each Holder Conversion shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note on the Conversion Date, plus (3) Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2).

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(b) Borrower Conversion Right. The Borrower shall have the right from time to time during the period beginning on the Conversion Trigger Date and ending on the thirtieth (30th) day following the Conversion Trigger Date, to convert all or any part of the outstanding and unpaid principal amount and any accrued and unpaid interest of this Note into fully paid and non-assessable shares of common stock of the Company (the “Common Stock”), as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (a “Borrower Conversion” and, together with any Holder Conversion, a “Conversion”). The number of shares of Common Stock to be issued upon each Borrower Conversion of this Note shall be determined by dividing the Conversion Amount by the applicable Conversion Price then in effect. The term “Conversion Trigger Date” means the date on which both of the following conditions are satisfied (i) the Trading Price (as defined below) for the Common Stock is equal to or greater than the minimum trade price of $0.14 per share for thirty (30) consecutive Trading Days (as defined below) and (ii) the minimum average daily volume of the Common Stock is at least 1,000,000 shares per day during such thirty (30) consecutive Trading Day period commencing at least twenty-four (24) months after the date hereof. “Trading Price” means, for any security as of any date, the lowest minimum trade price of the Common Stock on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the lowest minimum trade price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no lowest minimum trade price of such security is available in any of the foregoing manners, then such Borrower Conversion right shall be disallowed. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

2.2 Conversion Price.

(a) Initial Conversion Price. The conversion price (subject to adjustment as set forth herein and other equitable adjustments by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, stock splits, reverse stock splits, recapitalization, reclassifications, extraordinary distributions and similar events, the “Conversion Price”) shall equal $0.012571428571429 per share of Common Stock.

(b) Adjustment to Conversion Price. If the Borrower shall, at any time or from time to time after the Issue Date, issue or sell any shares of Common Stock without consideration or for consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, then immediately upon such issuance or sale, the Conversion Price in effect immediately prior to such issuance or sale shall be reduced (and in no event increased) to a Conversion Price equal to the lowest price per share at which any share of Common Stock has been issued or sold, provided, that if such issuance or sale was without consideration, then the Company shall be deemed to have received an aggregate of $0.001 per share of consideration for such shares so issued or deemed to be issued.

2.3 Authorized Shares. The Borrower covenants that during the period the Conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note and each other Note to be issued pursuant to the Purchase Agreement, which the parties acknowledge equates currently to 875,000,000 shares of Common Stock (the “Reserved Amount”). The Reserved Amount shall be increased (or decreased with the written consent of the Holder) from time to time in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure, including any stock split, reverse stock split or similar event, which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.1(b) of the Note.

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2.4 Delivery of Common Stock Upon Conversion.

(a) Upon receipt by (i) the Borrower from the Holder of a facsimile transmission or e-mail (or in accordance with the notice provisions in Section 4.2) of a notice of a Holder Conversion or (ii) the Holder from the Borrower of a facsimile transmission or e-mail (or in accordance with the notice provisions in Section 4.2) of a notice of a Borrower Conversion (each, a “Notice of Conversion”), the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such Conversion within two (2) business days after such receipt of the Notice of Conversion (the “Deadline”) in accordance with the terms hereof and the Purchase Agreement. Upon receipt by the Borrower or Holder, as applicable, of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such Conversion, and, unless the Borrower defaults on its obligations hereunder, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such Conversion. If the Holder or Borrower, as applicable, shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

(b) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions set forth herein, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon a Conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

2.5 Concerning the Shares. The shares of Common Stock issuable upon a Conversion of this Note may not be sold or transferred unless: (i) such shares are sold pursuant to an effective registration statement under the 1933 Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (iii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 2.5(a) and who is an “accredited investor” (as defined in Rule 501(a) of the SEC). Any restrictive legend on certificates representing shares of Common Stock issuable upon a Conversion of this Note shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if the Borrower or its transfer agent shall have received an opinion of counsel from Holder’s counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (i) a public sale or transfer of such Common Stock may be made without registration under the 1933 Act, which opinion shall be accepted by the Borrower so that the sale or transfer is effected; or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the 1933 Act; or (iii) otherwise may be sold pursuant to an exemption from registration. In the event that the Borrower does not reasonably accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration (such as Rule 144), at the Deadline, it will be considered an Event of Default pursuant to Section 3.1(b) of the Note.

2.6 Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (collectively, a “Distribution”), then the Holder of this Note shall be entitled to receive, at the time of such Distribution, the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon a Conversion of this Note had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

2.7 Mandatory Repurchase Option. In the event the Borrower proposes to issue and sell Common Stock or any other equity securities of the Borrower, or any instruments convertible into or exercisable for or exchangeable for Common Stock or other equity securities of the Borrower, to investors on or before the Maturity Date in an equity financing (a “Subsequent Financing”), the Borrower shall give the Holder written notice of the Subsequent Financing no less than thirty (30) Business Days prior to the closing of such Subsequent Financing. Promptly upon receipt of such notice, in the sole and absolute discretion of the Holder, the Holder may demand in writing payment by the Borrower to the Holder in an amount equal to 25% of the aggregate gross proceeds (net of out of pocket costs incurred in connection therewith) of the Subsequent Financing as a repurchase (in whole or in part) of this Note and each other Note issued pursuant to the Purchase Agreement at the Repurchase Price. As used herein, the “Repurchase Price” shall be the sum of (i) the aggregate amount of interest payable on the portion of the principal amount of such Note to be prepaid accruing from the date of the issuance thereof through the Maturity Date thereof, less the aggregate amount of interest paid in cash thereon through the date of, and immediately prior to, such repurchase and (ii) the principal amount thereof to be prepaid. Except as provided in this Section 2.7 (or by a Borrower Conversion as provided herein), this Note may not be redeemed by the Borrower at any time.

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ARTICLE III. EVENTS OF DEFAULT AND REMEDIES

3.1 Events of Default. Each of the following is an “Event of Default” hereunder:

(a) Failure to Pay Principal and Interest. The Borrower (i) fails to pay the principal hereof or interest thereon when due on this Note, whether monthly, at maturity or upon acceleration, as applicable, and such breach continues for a period of ten (10) days from the due date or (ii) fails to make any payment when due on this Note more than twice in any rolling twelve (12) month period.

(b) Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder or the Borrower of their respective Conversion rights in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon a Conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon a Conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon a Conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for two (2) business days after the receipt of the applicable Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a Conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a Conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight (48) hours of a demand from the Holder.

(c) Breach of Covenants. The Borrower breaches any covenant or other term or condition contained in this Note and any Transaction Document.

(d) Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made, or Borrower knows with the passage of time that such representation or warranty of Borrower will become false or misleading in any material respect.

(e) Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

(f) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

(g) Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

(h) Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting requirements of the Exchange Act; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

(i) Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

(j) Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due.

(k) Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC at any time after the Issue Date for any date or period until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

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(l) Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

(m) Unavailability of Rule 144. If, at any time on or after the date which is six (6) months after the Issue Date, the Holder is unable to (i) obtain a standard “144 legal opinion letter” from an attorney reasonably acceptable to the Holder, the Holder’s brokerage firm (and respective clearing firm), and the Borrower’s transfer agent in order to facilitate the Holder’s Conversion of any portion of the Note into free trading shares of the Borrower’s Common Stock pursuant to Rule 144, and (ii) thereupon deposit such shares into the Holder’s brokerage account.

(n) Change of Control. A Change of Control shall occur.

3.2 Acceleration; Exercise of Remedies.

(a) UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN CLAUSE (b), (e), (f), (i), OR (m), THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AT THE REPURCHASE PRICE. Upon the occurrence and during the continuation of any Event of Default specified in Clauses (a), (c), (d), (g), (h), (j), (k), (l) and/or (n), exercisable through the delivery of written notice to the Borrower by such Holders, and all other amounts payable hereunder shall immediately become due and payable at the Repurchase Price, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

(b) If an Event of Default occurs and is continuing, Holder may pursue any available remedy to collect the payment of principal, premium and interest on the Notes at the Repurchase Price or to enforce the performance of any provision of the Notes, the Purchase Agreement or the Security Agreement.

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted to be given pursuant to this Note shall be in writing and shall be delivered (a) in hand by person with written receipt of the person to whom such notice is intended; (b) by registered or certified mail, postage prepaid, return receipt requested; or (c) by a generally recognized commercial courier service or overnight delivery service, (Federal Express or UPS), for next business day delivery, postage prepaid, with delivery receipt requested. All notices sent in accordance with this Section 4.2. shall be deemed “Delivered” unless otherwise specified herein, the same day if delivered by hand in person with receipt and signature of the intended recipient or by an authorized officer of the intended recipient; if by registered or certified mail, three (3) business days after the same is deposited in the U.S. Mail; or if sent by a commercial courier service or overnight delivery service for next business day delivery, one (1) business day after payment and receipt of mailing. The addresses for such communications shall be:

If to the Borrower, to:

Investview, Inc.

234 Industrial Way West

Building A, Suite 202

Eatontown, NJ 07724

Attention: Joseph Cammarata, CEO and Mario Ramano

With a copy to:

Michael Best & Friedrish LLP

170 South Main Street, Suite 1000

Salt Lake City, UT 84101

Attention: Kevin C. Timken

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If to the Holder:

DBR Capital, LLC

1645 Kecks Road

Breinigsville, PA 18031

With a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Attention: Michael J. Pedrick

The addresses of the parties set forth above may be changed from time to time by a party by Notice to the other in accordance with the notice provisions as set forth herein this Section 4.2.

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by both the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the SEC). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement; and may be assigned by the Holder without the consent of the Borrower. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Holder.

4.5 Cost of Collection. Upon the occurrence of any Event of Default, the Borrower shall pay the Holder hereof all costs and expenses of collection, including reasonable attorneys’ fees.

4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute, rule of law or as determined by a court of competent jurisdiction, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute, rule of law or as a court of competent jurisdiction shall determine was the intent of the parties. Any such provision which may prove invalid or unenforceable under any statute, rule of law or as determined by a court of competent jurisdiction shall be stricken from this Note or any other agreement delivered in connection herewith and shall not affect the validity or enforceability of this Note or any other provision of any agreement delivered in connection herewith. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7 Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

4.8 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.9 Most Favored Nations. If, while this Note is outstanding, the Borrower issues other indebtedness (excluding trade payables incurred in the ordinary course of business and indebtedness for borrowed money owing to a bank or similar financial institution) of the Borrower convertible into equity securities of the Borrower, or amends any existing indebtedness convertible into equity securities of the Borrower, and such newly issued or amended indebtedness would have material terms that are materially more favorable, from the perspective of the Holder (the “Other Debt”), than the terms of this Note, then the Borrower will provide the Holder with written notice thereof within three (3) business days of any issuance of the Other Debt, together with a copy of all documentation relating to the Other Debt and, upon request of the Holder, any additional information related to the Other Debt as may be reasonably requested by the Holder. In the event the Holder determines that the terms of the Other Debt are materially more preferable to the terms of this Note, the Holder will notify the Borrower in writing within ten (10) business days following the Holder’s receipt of such notice from the Borrower. Promptly after receipt of such written notice from the Holder, but in any event within thirty (30) days, the Borrower will amend and restate this Note to reflect such terms of the Other Debt as selected by the Holder with such changes to be effective as of the issue date of the Other Debt.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this on April 27, 2020.

Investview, Inc.

By:
Name:	Joseph Cammarata
Title:	Chief Executive Officer

Address:	Investview, Inc.
234 Industrial Way West
Building A, Suite 202
Eatontown, NJ 07724
Email:	joe@investview.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTVIEW, INC.

Dated: August 1, 2019	By:	/s/ William C. Kosoff
William Kosoff
Acting Chief Financial Officer

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